SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 7, 2013 (January 4, 2013)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis Street, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, Dynegy Inc. (“Dynegy”) issued a press release announcing that Kevin T. Howell, Dynegy’s Executive Vice President and Chief Operating Officer, is stepping down from his role as Chief Operating Officer effective January 4, 2013. Mr. Howell will continue as an employee of Dynegy both in an advisory capacity as well as supporting an orderly transition and will continue to report directly to Dynegy’s President and Chief Executive Officer, Robert C. Flexon. Dynegy will announce Mr. Howell’s replacement during the first quarter of 2013. In the interim, the commercial and plant operations functions will report directly to Mr. Flexon with assistance of Mr. Howell.

Item 7.01                                           Regulation FD Disclosure.

On January 7, 2013, Dynegy issued a press release announcing Mr. Howell’s new advisory role. A copy of the press release is being furnished as Exhibit 99.1 and is hereby incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in this press release furnished as an Exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Document

99.1	Dynegy Inc. press release dated January 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: January 7, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Dynegy Inc. press release dated January 7, 2013